Exhibit 31.3

I, Carlos M. Cardoso, certify that:

1.	I have reviewed this Form 10-K/A Amendment No. 1 to Form 10-K of Kennametal Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Carlos M. Cardoso
Carlos M. Cardoso
Chairman, President and Chief Executive Officer
October 31, 2012